[EXHIBIT A]

                   STIPULATION IN LIEU OF EXECUTION AND
                   AGREEMENT FOR REVERSION OF SHARES OF
                    HARBOR TOWN HOLDING GROUP I, INC.

     THIS AGREEMENT ("Agreement"), dated this 30th day of July, 1999, is made by and between David M. Bovi, P.A., escrow agent, ("Plaintiff"); Chameleon Holdings, Inc., a Florida corporation ("Chameleon"), Frankie S. "Buddy" Winsett ("Winsett"), an individual who is Chameleon's sole shareholder, director and officer; and James Kotsaftis ("Kotsaftis"), an individual.

     WHEREAS, on October 8, 1998, Wheeler Group II, Inc. ("Wheeler"), a Florida corporation, merged with and into Chameleon whereby Chameleon was the surviving corporation;

     WHEREAS, Wheeler's most significant asset consisted of 17,631,250 shares of common stock, no par value, of Harbor Town Holding Group I, Inc. (the "Company") and upon consummation of the aforementioned merger, Chameleon became the owner of all 17,631,250 shares of the Company;

     WHEREAS, among other things, the merger consideration consisted of a promissory note made to Plaintiff in the amount of $85,000 dated October 8, 1999 made by Chameleon and secured with assets owned by Kotsaftis;

     WHEREAS, upon Chameleon's default on the aforementioned promissory note, Plaintiff brought suit against Chameleon and Kotsaftis and obtained a Final Judgement against Chameleon, which is attached hereto and made a part hereof, as Exhibit "A", and a Final Judgement Transferring Legal Interest against Kotsaftis, which is attached hereto and made a part hereof, as Exhibit "B", (both such judgments collectively referred to herein as the "Judgments"); and

     WHEREAS, pursuant to the terms and conditions of this Agreement, Chameleon agrees to cause all right, title, and interest in the 17,631,250 shares of common stock of the Company which it owns to revert back to Plaintiff in exchange for Plaintiff's execution of a Satisfaction of Judgement with respect to the Judgements.

     In consideration of the mutual promises, covenants and representations contained herein, the parties stipulate and agree as follows:

                           ARTICLE 1 - RECITALS

     1. The above recitals are hereby incorporated into this Agreement and made a part hereof.

                      ARTICLE 2 - TRANSFER OF SECURITIES

     Subject to the terms and conditions of this Agreement, Chameleon agrees to cause all right, title, and interest in the 17,631,250 shares of common stock of the Company which it owns to revert back to Plaintiff in exchange for Plaintiff's execution of a Satisfaction of Judgement with respect to the Judgements. Also, upon reversion back to Plaintiff of all such shares, and upon the contemplated reverse stock split of the Company's shares, in consideration for the expenses Chameleon incurred on behalf of the Company, Plaintiff agrees to cause the Company to issue to Chameleon and/or its assigns, 30,000 post reverse split shares of the Company's stock no later than 30 days subsequent to the effective date of such reverse stock split.

                 ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     Chameleon, Winsett, and Kotsaftis represent and warrant the following to the Plaintiff with respect to Harbor Town Holding Group I, Inc. (the "Company"):

     1. Organization. Harbor Town Holding Group I, Inc. (the "Company") is a corporation duly organized, validly existing, in good standing under the laws of the State of Florida, has all the necessary corporate powers to own real and personal property, and to carry on a business. All actions taken by the directors, officers and/or shareholders of the Company have been valid and in accordance with the laws of the State of Florida.

     2. Capital. The authorized capital stock of the Company consists of 50,000,000 shares of common stock no par value, of which 20,200,000 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its common stock.

     3. Financial Statements. Financial statements will be submitted to the Plaintiff. These statements include a balance sheet and shall be prepared according to generally accepted accounting principals. They fairly represent the financial position of the Company as of the respective dates and the results of its operations for the periods indicated. Since October 8, 1998, the Company has had zero assets, zero liabilities and zero income other than as described in the aforementioned financial statements.

     4. Absence of Changes. Since the date of the last balance sheet, there has been no change in the financial condition or operations of the Company.

     5. Liabilities. The Company did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in the Company's balance sheet.

     6. Tax Returns. The Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. No federal tax returns have been audited by the Internal Revenue Service or by any state taxing authority. There are presently no disputes as to taxes of any nature owned by the Company.

     7. Contracts and Leases. The Company has not carried on any business since October 8, 1998. The Company is not a party to any contract, agreement
or lease.   No person holds a power of attorney from the Company.

     8. Compliance with Securities Laws. Except as disclosed on Schedule "A" of this agreement, which is incorporated herein and made a part hereof, the Company has complied with and is not in violation of any federal, state or local securities statute, law, and/or regulation. The Company has complied with all federal and state securities laws in connection with the offers for sale, sale and distribution of its securities.

     9. Ability to Carry Out Obligations. Chameleon warrants that it is lawfully organized and valid under the laws of the State of Florida. Chameleon, Winsett and Kotsaftis have the right, power and authority to enter into and perform their obligations under this Agreement. The execution of this Agreement by Chameleon, Winsett and Kotsaftis and their performance of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any provision of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which the Company Chameleon, Winsett or Kotsaftis are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would cause the Company to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the securities of the Company to be acquired by the Plaintiff.

     10. Litigation. The Company is not and has not been a party to any suit, action, arbitration, legal, administrative or other proceeding, or pending governmental investigation. There is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company. The Company is not subject to or in default of any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

     11. Conduct of Business. Between the execution of this Agreement and the closing date, the Company will not conduct any business or incur and debt or liabilities.

     12. Documents. Prior to the execution of this Agreement, all of the following documents currently in the possession of the Company, Chameleon, or Winsett will be provided to the Plaintiff or his representatives:

          1.     Articles of Incorporation, with amendments, if any, thereto.
          2.     Bylaws.
          3.     Minutes of shareholders meetings.
          4.     Minutes of Board of Directors meetings.
          5.     List of officers and directors.
          6. Shareholders list and contract with the Company's transfer agent, if any.
          7.     Original audited financial statements.
          8.     Copies of federal income tax returns for the past year.
          9. Name and address of the Company's transfer agent and contract with said agent, if any.
         10. Certificate of Corporate Existence dated within 10 days of the date of this Agreement.
         11. An opinion letter from the Company's counsel, reflecting the availability to Chameleon of an exemption to freely transfer shares of the Company's stock.
         12. Any and all of the Company's bank records and other negotiable instruments documents.

     13. Closing Documents. All minutes, consents or other documents pertaining to the Company to be delivered at closing shall be valid and in accordance with Florida corporate law.

     14. Title. Chameleon has good and marketable title to all of the securities to be transferred to the Plaintiff pursuant to this Agreement. The securities to be transferred to the Plaintiff will be, at closing, free and clear of all liens, security interest, pledges, charges, claim, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, neither Chameleon or Winsett or any other shareholder of Chameleon are parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be transferred to the Plaintiff, There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the shares to the Plaintiff, impair, restrict or delay the Plaintiff's voting rights with respect to the shares.

     15. Full Disclosure. None of the representations and warranties made by Chameleon, Winsett, Kotsaftis, or in any certificate or document furnished to or to be furnished on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                           ARTICLE 4 - CLOSING

     1. The closing of this transaction shall occur when all of the documents and/or consideration described below have been delivered to the appropriate parties, but not later than July 30, 1999.

     2. As part of the closing, the following documents in addition to those described in Article 3, Paragraph 12 above shall be delivered by Chameleon, Winsett or the Company:

          1.     Original certificate(s) of the Company.
          2.     Stock powers, properly signed, in good transferable form.
          3. A resolution of the Board of Directors, dated the closing date, approving this Agreement.
          4. The resignation of Winsett, time dated subsequent to the resolution described in item 3 above.
          5. The Certificate of President and Secretary, attached hereto and made a part hereof as Exhibit "C", properly executed by Winsett.

          6. All of the remaining business and corporate records of the Company not already provided.
          7. Such other minutes of a special meeting of the Company's directors as may reasonably be required by the Plaintiff.

     3. At a reasonable time subsequent to the closing date, and conditioned upon Plaintiff's full satisfaction that the representations and warranties contained herein are true, accurate and complete, Plaintiff shall deliver to each of Chameleon and Kotsaftis a Satisfaction of Judgment with respect to the Judgments substantially in the form attached hereto as Exhibit "D".

                             ARTICLE 5 - REMEDIES

     1. Jurisdiction. Palm Beach County Court shall retain jurisdiction over this matter. In the event of default by Chameleon, Winsett or Kotsaftis pursuant to this Agreement, Plaintiff shall be entitled to any and all remedies described in this Agreement and the Judgments, in addition to the retention of the 17,631,250 shares of common stock of the Company reverted to Plaintiff pursuant to this Agreement.

     2. Indemnification. Chameleon, Winsett and Kotsaftis, jointly and severally, agree to indemnify the Plaintiff, to the maximum extent permitted by law, against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees) caused by (1) any inaccuracy in any representation or warranty of the parties contained herein, or (2) any material misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein (or any other statements made to the Plaintiff) not misleading.

                          ARTICLE 6 - MISCELLANEOUS

     1. Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

     2. No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement of the parties in writing.

     3. Non-waiver. No waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly assented to in writing.

     4. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     5. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     6. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. Notices. All notices, requests, demands, and other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is given, or on the third day after mailing if mailed to the party to whom notice is to be given, if mailed by first class mail, postage prepaid, and properly addressed to the address for the respective parties.

     8. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9. Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the date of the closing and shall survive the closing of this Agreement.

     10. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     11.     Ambiguities.     Ambiguous terms shall not be interpreted against
the drafting party.

     12.     Expenses.     Each party shall pay its own expenses in connection
with the negotiation and consummation of the transactions contemplated by this Agreement.

     13.     Attorneys' Fees.     In the event a lawsuit is brought to enforce
or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover such party's costs of suit and reasonable attorneys' fees, through all appeals.

CHAMELEON HOLDINGS, INC.                         DAVID M. BOVI, P.A.,
                                                 Escrow Agent

_______________________                         _____________________
Frankie S. "Buddy" Winsett,                      David M. Bovi,
President                                        President

_______________________                          _____________________
Frankie S. "Buddy" Winsett,                      James Kotsaftis,
individually                                     individually

                             Exhibit "A"

                                           IN THE CIRCUIT COURT OF THE
                                           FIFTEENTH JUDICIAL COURT,
                                           IN AND FOR PALM BEACH COUNTY,
                                           FLORIDA

DAVID M. BOVI,
               Plaintiff,
                                            CASE NO: CL 99-3507 AE
vs.

CHAMELEON HOLDINGS, INC.,
a Florida Corporation and
JAMES KOTSAFTIS,
               Defendants.
________________________________________

                         FINAL JUDGEMENT

     This action was heard after entry of default against Defendant, CHAMELEON HOLDINGS, INC., a Florida Corporation,

     IT IS ADJUDGED that Plaintiff, DAVID M. BOVI, P.A., recover from Defendant, CHAMELEON HOLDINGS, INC., a Florida Corporation, the sum of FIFTY-FIVE THOUSAND DOLLARS AND NO CENTS ($55,000.00) Principal, EIGHT HUNDRED ONE DOLLARS AND FIFTY CENTS ($801.50) in Attorney's Fees, with costs in the sum of TWO HUNDRED FIFTY-ONE DOLLARS AND NO CENTS ($251.00) making a total of FIFTY-SIX THOUSAND FIFTY-TWO DOLLARS AND FIFTY CENTS (56,052.50), that shall bear interest at the rate of Ten (10) Percent per annum,

     IT IS FURTHER ORDERED AND ADJUDGED that Plaintiff, David M. Bovi, P.A. shall recover from Defendant CHAMELEON HOLDINGS, INC., a Florida Corporation, FIFTEEN THOUSAND (15,000) SHARES of Post Reverse-Split Stock of HARBOR TOWN HOLDING GROUP I, INC., a Florida Corporation, ALL FOR WHICH LET EXECUTION ISSUE.

     DONE AND ORDERED at Palm Beach County, Florida this 24th day of May,
1999.


                                   /s/ Hon. James T. Carlisle
                                   HON. JAMES T. CARLISLE
                                   Circuit Court Judge

copies furnished to:

Michael S. Mersky, Esq.
315 11th Street
West Palm Beach, FL 33401

Chameleon Holdings, Inc.           James Kotsaftis
c/o Corporate Access, Inc.         9806 55th Ave. North
1116-D Thomasville Road            St. Petersburg, FL 33708
Tallahassee, FL 32303

     I certify this document to be a true copy of the record in my office this FIRST day of JUNE, 1999
     DOROTHY H. WILKEN, Clerk of Court, Palm Beach County, FL
               By  /s/Anisa Carter, Deputy Clerk

                                Exhibit "B"

                                            IN THE CIRCUIT COURT OF THE
                                            FIFTEENTH JUDICIAL COURT,
                                            IN AND FOR PALM BEACH COUNTY,
                                            FLORIDA

DAVID M. BOVI,
               Plaintiff,
                                            CASE NO: CL 99-3507 AE
vs.

CHAMELEON HOLDINGS, INC.,
a Florida Corporation and
JAMES KOTSAFTIS,
               Defendants.
________________________________________

                    FINAL JUDGEMENT TRANSFERRING LEGAL INTEREST

     This action was heard after entry of default against Defendant, JAMES KOTSAFTIS,

     IT IS ORDERED AND ADJUDGED as follows:

     1. All of Defendant JAMES KOTSAFTIS' right, title and interest in that certain balloon promissory note dated September 30, 1994, and mortgage and assignment thereof by T.G.F. PROPERTIES, INC. to JAMES KOTSAFTIS, ANDREW KOTSAFTIS, JILL E. KOTSAFTIS and VICKI L KOTSAFTIS recorded on October 4, 1984 in Official Record Book 8801, Page 2082 and Plat Book 3, Page 54 of the Public Records of Pinellas County, Florida, concerning the real property more particularly described as

     Lots 9 and 10, Block 7, Mitchell's Beach, as recorded in Plat Book 3, Page 54, of the Public Records of Pinellas County, Florida; and commonly known as the Arrow Motel, located at 13398 Gulf Lane, Madeira Beach, Florida 33708

     ARE HEREBY TRANSFERRED to Plaintiff, DAVID M. BOVI, P.A. and that all of Defendant JAMES KOTSAFTIS' right, title and interest in the above-described balloon promissory note and mortgage are hereby EXTINGUISHED.

     2. Plaintiff is hereby appointed as attorney-in-fact for Defendant KOTSAFTIS for the purpose of effectuating the transfer of the above-referenced promissory note and mortgage, pursuant to paragraphs 2 and 4 of the subject Pledge Agreement.

     3. Defendant shall pay to Plaintiff forthwith all mortgage payments received by Defendant KOTSAFTIS from T.G.F. Properties, Inc. since the April 1, 1999 default of the Promissory Note from Defendant CHAMELEON HOLDINGS, INC. to Plaintiff which is the subject of this action. Payment shall be made c/o MICHAEL S. MERSKY, TRUST ACCOUNT.

     4. If the value of the above-referenced promissory note and mortgage or the proceeds thereof are not sufficient to satisfy the

BOVI/fjk
Page 2

indebtedness on the Promissory Note from Defendants CHAMELEON HOLDINGS, INC. and JAMES KOTSAFTIS which is the subject of this action, the Court shall enter a deficiency judgement against Defendant KOTSAFTIS for the amount of said deficiency upon proper application by Plaintiff, pursuant to paragraph 4 of the Pledge Agreement herein.

     5. Defendant KOTSAFTIS shall comply with all terms of the Pledge Agreement herein.

     6. The Court hereby reserves jurisdiction to enter such further Orders as are necessary to preserve and secure Plaintiff's interest in the above-referenced Promissory Note and Mortgage pursuant to Pledge Agreement and to otherwise effectuate the terms of the Final Judgements in this cause.

     ALL FOR WHICH LET EXECUTION ISSUE

     DONE AND ORDERED at Palm Beach County, Florida this 24th day of May,
1999.


                                   /s/ Hon. James T. Carlisle
                                   HON. JAMES T. CARLISLE
                                   Circuit Court Judge


copies furnished to:

Michael S. Mersky, Esq.
315 11th Street
West Palm Beach, FL 33401

Chameleon Holdings, Inc.               James Kotsaftis
c/o Corporate Access, Inc.             9806 55th Ave. North
1116-D Thomasville Road                St. Petersburg, FL 33708
Tallahassee, FL 32303

     I certify this document to be a true copy of the record in my office this FIRST day of JUNE, 1999
     DOROTHY H. WILKEN, Clerk of Court, Palm Beach County, FL
            By  /s/Anisa Carter, Deputy Clerk

                          Exhibit "C"


           CERTIFICATE OF THE PRESIDENT AND SECRETARY
              OF HARBOR TOWN HOLDING GROUP I, INC.

  July 31, 1999

     I, Frankie S. "Buddy" Winsett, President and Secretary of Harbor Town Holding Group I, Inc., a Florida corporation, (the "Company") make the following representations regarding the Company.

1. There are 50,000,000 shares of no par value common stock authorized, of which 20,200,000 are issued and outstanding. There are no shares held as treasury stock and 29,800,000 shares have never been issued. No other shares are authorized issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its common stock.

2. Of the 20,200,000 shares issued, 17,631,250 are held by Chameleon Holdings, Inc., which it acquired on October 8, 1998. Chameleon has good and marketable title to all of the securities to be reverted back to David M. Bovi, P.A., Escrow Agent (the "Plaintiff") pursuant to this Agreement. The securities to be transferred to the Plaintiff will be, at closing, free and clear of all liens, security interest, pledges, charges, claim, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, neither Chameleon nor Winsett nor any other shareholder of Chameleon are parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be transferred to the Plaintiff. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the shares by the Plaintiff, impair, restrict or delay the Plaintiff's voting rights with respect to the shares.

3. The Company is in good standing in the State of Florida, and attached hereto is a certificate of good standing from the state of Florida dated within 10 days from the date first above written.

4. The Company's Directors consist of myself, Ronald W. Hayes, Jr. and William R. Colucci. Since October 8, 1998, no other persons has served in the capacity a director of the Company. Since October 8, 1998, I have served as the sole officer of the Company.

CHAMELEON HOLDINGS, INC.

__________________________
Frankie S. "Buddy" Winsett,
President, Secretary

                             Exhibit "D"

                                             IN THE CIRCUIT COURT OF THE
                                             FIFTEENTH JUDICIAL COURT,
                                             IN AND FOR PALM BEACH COUNTY,
                                             FLORIDA

DAVID M. BOVI,
               Plaintiff,
                                              CASE NO: CL 99-3507 AE
vs.

CHAMELEON HOLDINGS, INC.,
a Florida Corporation and
JAMES KOTSAFTIS,
               Defendants.
________________________________________

          AGREED ORDER RATIFYING STIPULATION IN LIEU OF EXECUTION AND AGREEMENT TO TRANSFER SHARES OF HARBOR TOWN HOLDING GROUP I, INC.

     THIS CAUSE having come before the Court upon the parties' Stipulation in Lieu of Execution and Agreement to Transfer Shares of Harbor Town Holding Group I, Inc., (hereinafter "Stipulation and Agreement"), a copy of which is attached hereto as Exhibit "A", the Court being otherwise fully advised in the premises, it is hereby

     ORDERED AND ADJUDGED that the aforesaid Stipulation and Agreement is hereby ratified and the parties are ordered to comply with all matters contained herein. The Court reserves jurisdiction to enforce the terms of the Stipulation and Agreement.

     DONE AND ORDERED in Chambers at West Palm Beach, Palm Beach County, Florida, this _____ day of July, 1999.

                         BY:_____________________________
                              HON. JAMES T. CARLISLE
                              Circuit Court Judge
copies furnished:


Michael S. Mersky, Esq.
315 11th Street
West Palm Beach, FL 33401

Chameleon Holdings, Inc.                         James Kotsaftis
c/o Corporate Access, Inc.                       9806 55th Ave. North
1116-D Thomasville Road                          St. Petersburg, FL 33708
Tallahassee, FL 32303

                               Schedule "A"


     1. Form 8-K regarding change in control of Company from Wheeler Group II, Inc. to Chameleon Holdings;

     2.   Form 10K-SB for Fiscal year ended 1998; and

     3.   Form 10Q-SB for period ended June 30, 1999.